UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2020

SMART GLOBAL HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-38102	98-1013909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Maples Corporate Services Limited P.O. Box 309 Ugland House Grand Cayman		KY1-1104 Cayman Islands
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 623-1231

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.03 par value per share	SGH	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨

Item 5.07. Submission of Matters to a Vote of Security Holders.

SMART Global Holdings, Inc. (the “Company”) held its 2020 Annual Meeting of Shareholders (the “Annual Meeting”) on February 13, 2020 at the DoubleTree Hotel, 39900 Balentine Drive, Newark, CA 94560. At the meeting, the Company’s shareholders voted on the following three proposals and cast their votes as follows:

Proposal 1 : Election of three Class III directors to the Company’s Board of Directors, each to serve until the Company’s 2023 annual meeting of shareholders and until their respective successors are duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. The director nominees were:

Nominee	For	Against	Abstain	Broker Non-Votes
Kenneth Hao	16,474,115	3,474,716	3,329	2,046,483
Bryan Ingram	19,452,351	496,479	3,330	2,046,483
Paul Mercadante	16,474,296	3,474,534	3,330	2,046,483

Each director nominee was elected a Class III director of the Company.

Proposal 2: Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2020:

For	Against	Abstain
21,969,554	26,681	2,408

This proposal was approved.

Proposal 3: Vote to approve, by non-binding advisory vote, the compensation paid by the Company to its Named Executive Officers:

For	Against	Abstain	Broker Non-Votes
19,700,713	246,637	4,810	2,046,483

This proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SMART GLOBAL HOLDINGS, INC.

By:	/s/ Bruce Goldberg
	Name:	Bruce Goldberg
	Title:	Vice President, Chief Legal and Compliance Officer

Date: February 14, 2020